Exhibit 10.6

                          CONSULTING SERVICES AGREEMENT


     THIS CONSULTING SERVICES AGREEMENT entered into this 27th day of July, 2003 (hereinafter "Effective Date") by and between STONE STREET ADVISORS, LLC, a Nevada Limited Liability Company ("Stone Street") with its principal office at 101 Hudson Street - Suite 3606, Jersey City, New Jersey 07302, and IVOICE INC., a Delaware corporation 750 Highway 34 210 South Fourth Avenue Matawan, New Jersey 07747 (the "Company").

     Stone Street desires to perform as an independent contractor to provide certain consulting and advisory services to the Company as designated below, and Stone Street desires to accept such engagement by the Company , pursuant to the terms and conditions of this Consulting Agreement.

     In consideration of the representations, warranties, mutual covenants and agreements set forth herein, the parties agree as follows:

1. SCOPE OF SERVICES.
     a. Duties and Performance. From time to time during the term of this Agreement, Stone Street shall provide such advisory services to the Company with regard various types of financial arrangements, including, equity line of credit financing, debt financing, other forms of direct investment in the Company and general corporate matters (the "Services").
     b. Independent Contractor Status. The parties agree that Stone Street is an independent contractor performing Services hereunder and not an employee of the Company. Stone Street may use contractors or other third parties of Stone Street's choice to assist Stone Street in rendering such Services. Unless otherwise agreed by Stone Street in writing, the Company shall be responsible for payment of all compensation or expenses payable or reimbursable to Stone Street and/or such third parties. Nothing herein or in the performance hereof shall imply either a joint venture or principal and agent relationship between the parties, nor shall either such relationship be deemed to have arisen under this Agreement.

2. COMPENSATION AND EXPENSES.
     a. Fee. In respect to Stone Street performing any Services hereunder the Company shall pay to Stone Street, a fee as earned by Stone Street in an amount as agreed upon, at such time, by the Company and Stone Street (the "Fee").

3. INDEMNIFICATION. Exhibit A attached hereto and made a part hereof sets forth the understanding of the parties with respect to the indemnification and exculpation of Stone Street. The provisions of Exhibit A shall survive, and remain in full force and effect after, the termination of this Agreement until fully performed.
4. TERM AND TERMINATION. The initial term of this Agreement shall be for a period commencing on the Effective Date hereof and ending on the one anniversary of the date of this Agreement; thereafter, unless previously terminated, and neither party has given notice of termination, this Agreement shall be automatically renewed for successive year periods of one year each. Either party may terminate this Agreement without cause or without the necessity of specifying cause by giving written notice of termination to the other party. This Agreement shall terminate upon its expiration or upon receipt of this notice of termination by the non-terminating party. Notwithstanding the termination of this Agreement, Sections 3 and 5 shall continue in force and effect and shall survive such termination.


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5.  MISCELLANEOUS.
    a. Notice. All notices and other communications hereunder shall be in writing and delivered by Federal Express or any other generally recognized overnight delivery service, or by hand, to the appropriate party at the address stated in the initial paragraph of this Agreement for such party or to such other address as a party indicates in a notice to the other party delivered in accordance with this Section.
    b. Severability. Should one or more provisions of this Agreement be held unenforceable, for whatever cause, the validity of the remainder of this Agreement shall remain unaffected. The parties shall, in such event, attempt in good faith to agree on new provisions which best correspond to the object of this Agreement.
    c. Entire Agreement. The parties have entered into the present Agreement after negotiations and discussions, an examination of its text, and an opportunity to consult counsel. This Agreement constitutes the entire understanding between the parties regarding to specific subject matter covered herein. This Agreement supersedes any and all prior written or oral contracts or understandings between the parties hereto and neither party shall be bound by any statements or representations made by either party not embodied in this Agreement. No provisions herein contained shall be waived, modified or altered, except by an instrument in writing, duly executed by the parties hereto.
    d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to any choice of law of conflict of law provision or rule whether such provision or rule is that of New Jersey or any other jurisdiction. Each party irrevocably consents to the exclusive personal jurisdiction of the Superior Courts of Hudson County New Jersey sitting in Jersey City New Jersey or the United States District Court for the District of New Jersey, sitting in Newark New Jersey, in connection with any action, suit or proceeding relating to or arising out of this Agreement or any of the transactions or relationships contemplated hereby. Each party, to the maximum extent permitted by law, hereby waives any objection that such party may now have or hereafter have to the jurisdiction of such courts on the basis of inconvenient forum or otherwise. Each party waives trial by jury in any proceeding that may arise with respect to this Agreement.
    e. No Implied Waivers. No delay or omission by either party to exercise its rights and remedies in connection with the breach or default of the other shall operate as or be construed as a waiver of such rights or remedies as to any subsequent breach.
    f. Counterparts. This Agreement may be executed in any number of counterparts, but all counterparts hereof shall together constitute but one agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by both of the parties.
    g. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement.
    h. Assignment. Except as set forth in this Agreement, neither party will have the right to assign, pledge or transfer all or any part of this Agreement without the prior written consent of the other, and any such purported assignment, pledge or transfer by a party without such prior written consent shall be void.
    i. Capacity. Stone Street represents to the Company and the Company represents to Stone Street, that each person signing this Agreement on their behalf has the full right and authority to do so, and to perform its obligations under this Agreement.
    j. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

STONE STREET ADVISORS, LLC        IVOICE INC.

By:      /s/ Matthew Beckman      By:    /s/ Jerome R. Mahoney
         -------------------             ---------------------
Name:    Matthew Beckman          Name:  Jerome R. Mahoney
Title:   President                Title: President and Chief Executive  Officer


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                                    EXHIBIT A

The Company will indemnify and hold harmless Stone Street and its affiliates and their respective directors, members, officers, agents and employees and each other person controlling Stone Street or any of its affiliates (collectively, "losses") (i) related to or arising out of (A) oral or written information provided by the Company, the Company's employees or other agents, which information either the Company or Stone Street provides to any actual or potential buyers, sellers, investors, offerees, or third party entity introduced to the Company, directly or indirectly, by Stone Street (B) any other action or failure to act by Stone Street, its members, officers, agents or employees or by the Company or any other indemnified party at the Company's request or with the Company's consent, or otherwise related to or arising out of the consulting services provided or to be provided by Stone Street under this Agreement (the "Engagement") or any transaction or conduct in connection therewith, except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party.

     If the foregoing indemnity is unavailable to any indemnified party for any reason, the Company will contribute to any losses related to or arising out of the engagement or any transaction or conduct in connection therewith as follows. With respect to such losses referred to in clause (i) of the preceding paragraph, each Stone Street and the Company shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand, and by Stone Street, on the other hand, from the actual or proposed transaction arising in connection with the Engagement. With respect to any other losses, and for losses referred to in clause (i) of the preceding paragraph if the allocation provided by the immediately preceding sentence is unavailable for any reason, each Stone Street and the Company shall contribute in such proportion as is appropriate to reflect not only the relative benefits as set forth above, but also the relative fault of each Stone Street and the Company in connection with the actions, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Company and/or Stone Street shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, issuable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by the Company and/or Stone Street shall be deemed to be equal to the compensation paid by the Company to Stone Street in connection with the Engagement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of omission or any other alleged conduct relates to information provided the Company or other conduct by the Company (or the Company's employees or other agents), on the one hand, or by Stone Street, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.

     The Company agrees that it will not, without prior written consent of the Stone Street, settle any pending or threatened claim or proceeding related to or arising out of the Engagement or any actual or proposed transactions or other conduct in connection therewith (whether or not the Stone Street or any indemnified party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Stone Street and each other indemnified party from, and holding all such persons harmless against, all liability in respect of claims by any releasing party related to or arising out of the engagement or any transactions or conduct in connection therewith. The Company will also promptly reimburse each indemnified party for all expenses (including counsel fees and expenses) as they are incurred by such indemnified party in connection with investigating, preparing for, defending, or providing evidence in, any pending or threatened claim or proceeding related to or arising out of the engagement or any actual or proposed transaction or other conduct in connection therewith or otherwise in respect of which


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indemnification or contribution may be sought hereunder (whether or not the
Stone Street or any other indemnified party is a party to such claim or proceeding) or in enforcing this agreement.

     The Company further agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company in connection with the engagement or any actual or proposed transactions or other conduct in connection therewith except for losses incurred by the Company that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party.

     The provisions set forth above shall remain in full force and effect and shall survive the completion or termination of the Engagement.


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